UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 20, 2007

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On March 20, 2007, FactSet Research Systems Inc. issued a press release announcing its results for the three and six months ended February 28, 2007. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                 (d)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release of FactSet Research Systems Inc., dated March 20, 2007

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	March 20, 2007	/s/ Peter G. Walsh
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated March 20, 2007 reporting the results of operations for the Registrant’s second fiscal quarter ended February 28, 2007.

FactSet Research Systems Inc.	Contact:
601 Merritt 7	Peter Walsh
Norwalk, Connecticut 06851	FactSet Research Systems Inc.
203.810.1000 / 203.810.1001 Fax	203.810.1000

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Record Second Quarter Results, Doubles its Dividend and Increases its Share Repurchase Program by $100 Million

Norwalk, Connecticut – March 20, 2007 – FactSet Research Systems Inc. (NYSE: FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the second quarter of fiscal 2007.

For the quarter ended February 28, 2007, revenues increased to $116.3 million, up 24% compared to the prior year. Operating income for the second quarter rose to $37.8 million from $29.6 million in the same period of fiscal 2006. Net income advanced 38% to $26.5 million as compared to $19.2 million a year ago. Diluted earnings per share increased to $0.52, up from $0.38 in the same period of fiscal 2006. The effective tax rate for the quarter was 33.1%, down from 36.3% a year ago. Included in the second quarter was an income tax benefit of $1.1 million, resulting in an increase in diluted earnings of $0.03 per share. The tax benefit was caused by the reenactment of the U.S. Federal R&D tax credit in December 2006, retroactive to January 1, 2006.

To aid an investor’s ability to make more precise interpretations of FactSet’s financial results, a supplementary schedule is presented on page 7 of this press release to summarize revenues related to services that are not included in the calculation of FactSet’s subscription value.

The Company also announced today that its Board of Directors approved increasing the quarterly cash dividend by 100% to $0.12 per share, or $0.48 per share per annum, beginning with the Company’s next dividend payment in June 2007. The Board also approved an expansion of the existing share repurchase program by an additional $100 million. There is no timeframe to complete the repurchase program and it is expected that share repurchases and cash dividends will be paid using existing and future cash generated by operations.

Consolidated Statements of Income

(Condensed and Unaudited)	Three Months Ended			Six Months Ended
	February 28,			February 28,
(In thousands, except per share data)	2007	2006	Change	2007	2006	Change
Revenues	$116,313	$93,665	24.2%	$225,194	$183,319	22.8%
Total operating expenses	78,528	64,021	22.7	151,988	126,272	20.4
Income from operations	37,785	29,644	27.5	73,206	57,047	28.3
Net Income	26,481	19,242	37.6	50,276	38,437	30.8
Diluted earnings per common share	$0.52	$0.38	36.8	$0.98	$0.76	28.9
Diluted weighted average common shares	51,314	50,767		51,230	50,308

Philip A. Hadley, Chairman and CEO said, “We’re pleased with our second quarter results and our record of delivering strong performance over the last ten years. The dividend increase and additional share repurchase authorization reflect the consistency of our subscription business model, our historical free cash flow and our continued focus to enhance long-term shareholder value.”

Second Quarter Financial Highlights
Subscriptions increased $23.3 million during the quarter and up $23.4 million excluding currency. On a constant currency basis, subscriptions advanced $79.5 million over the last twelve months, up 21%. As of February 28, 2007, subscriptions totaled $462.8 million. Of this total, subscriptions from FactSet’s domestic operations were $324.4 million, while overseas operations were $138.4 million. Demand for FactSet’s services continued to rise. Users rose to 32,000, up from 31,000 at the beginning of the quarter. Client count was 1,872 as of February 28, a net increase of 42 clients during the quarter.

“Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients.

Other financial and operational highlights of the second quarter of fiscal 2007 include:
•	Client retention rate remained above 95%.
•	500 clients, consisting of 4,200 users, subscribed to the PA 2.0 application at quarter-end.
•	Revenues from U.S. business produced revenues of $81.9 million for the three months ended February 28, 2007, up 22% over the prior year.
•	Revenues from non-U.S. operations increased 30% to $34.4 million. On a constant currency basis and excluding non-subscription revenues, revenues from non-U.S. operations advanced 21%.
•	Cash provided by operating activities of $25.1 million less capital expenditures of $7.3 million resulted in $17.8 million of free cash flow.
•	New lease agreements were executed to support operations in New York and London. New space will accommodate approximately 315 professionals. In New York, five office locations will be consolidated into one.
•	Shares repurchased totaled 271,900 shares. Including the increase in the share repurchase program, $115.2 million is authorized for future repurchases.
•	Joseph R. Zimmel, a private investor and retired Managing Director of Goldman, Sachs & Co., was elected to the FactSet Board of Directors.
•	Employee count as of February 28, 2007 was 1,486, up 17% from a year ago and up 10% since the beginning of the fiscal year.

Year-to-Date Results of Operations
For the six months ended February 28, 2007, revenues increased 23% to $225.2 million and operating income rose 28% to $73.2 million. Net income grew 31% to $50.3 million, while diluted earnings per share increased 29% to $0.98.

Recent Events and Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of March 20, 2007. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Third Quarter Fiscal 2007 Expectations
•	Revenues are expected to range between $118 million and $121 million. Included in this amount is a $1.0 million reduction in non-subscription revenues compared to the just completed second quarter.
•	Operating margins are expected to range between 31.5% and 33.5%.
•	The effective tax rate is expected to range between 35.0% and 36.0%.

Full Year Fiscal 2007
•	Capital expenditures are expected to range between $35 million to $39 million. The increase in capital expenditures is a result of accelerating our plan to expand and consolidate New York office space from the first quarter of fiscal 2008 to the fourth quarter of fiscal 2007.

Dividend Declaration
FactSet’s Board of Directors approved an increase in the regular quarterly dividend to $0.12 per share. The cash dividend will be paid on June 19, 2007 to holders of record of FactSet’s common stock on May 31, 2007.

Forward looking statements
This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues,” “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to integrate newly acquired companies; the ability to hire qualified personnel; the maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, March 20, 2007 at 11:00 a.m. (EST) to review the second quarter fiscal 2007 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. combines integrated financial information, analytical applications, and client service to enhance the workflow and productivity of the global investment community. The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations along with its affiliates from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Milan, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	February 28,	August 31,
	2007	2006
ASSETS
Cash and cash equivalents	$139,142	$126,549
Investments	16,902	16,641
Receivables from clients and clearing broker, net	69,787	59,190
Deferred taxes	1,557	1,600
Other current assets	4,325	3,000
Total current assets	231,713	206,980
Property, equipment and leasehold improvements, net	65,773	59,812
Goodwill	143,763	141,354
Intangible assets, net	39,948	43,074
Deferred taxes	5,378	3,554
Other assets	2,569	2,454
Total assets	$489,144	$457,228
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$ 19,009	$ 18,110
Accrued compensation	15,631	21,407
Deferred fees	25,550	25,322
Dividends payable	2,931	2,933
Taxes payable	6,909	9,689
Note payable	– –	1,840
Total current liabilities	70,030	79,301
Deferred taxes	7,980	8,536
Deferred rent and other non-current liabilities	12,576	10,703
Total liabilities	90,586	98,540

Stockholders’ Equity
Common stock	557	554
Capital in excess of par value	144,137	130,033
Retained earnings	422,256	377,846
Treasury stock	(174,505)	(153,073)
Accumulated other comprehensive income	6,113	3,328
Total stockholders’ equity	398,558	358,688
Total liabilities and stockholders’ equity	$489,144	$457,228
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income
	Three Months Ended		Six Months Ended
	February 28,		February 28,
(In thousands, except per share data and unaudited)	2007	2006	2007	2006

Revenues	$116,313	$93,665	$225,194	$183,319

Operating expenses
Cost of services	36,730	29,122	71,671	57,186
Selling, general and administrative	41,798	34,899	80,317	69,086
Total operating expenses	78,528	64,021	151,988	126,272

Income from operations	37,785	29,644	73,206	57,047

Other income	1,797	562	3,284	2,264

Income before income taxes	39,582	30,206	76,490	59,311

Provision for income taxes	13,101	10,964	26,214	20,874

Net income	$26,481	$19,242	$50,276	$38,437
	======	======	======	======

Basic earnings per common share	$0.54	$0.40	$1.03	$0.79
	====	====	====	====
Diluted earnings per common share	$0.52	$0.38	$0.98	$0.76
	====	====	====	====
Weighted average common shares (Basic)	48,957	48,569	48,957	48,471
	=====	=====	=====	=====
Weighted average common shares (Diluted)	51,314	50,767	51,230	50,308
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Six Months Ended
	February 28,
(In thousands and unaudited)	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$50,276	$38,437
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,573	11,432
Stock-based compensation expense	4,604	4,413
Deferred income taxes	(2,549)	(2,230)
Gain on sale of assets	(61)	– –
Gain on sale of Company-owned real estate	– –	(1,342)
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing broker, net	(10,539)	(3,377)
Accounts payable and accrued expenses	1,209	(1,084)
Accrued compensation	(5,874)	(8,806)
Deferred fees	28	703
Taxes payable	(2,815)	3,156
Landlord contributions	416	84
Other working capital accounts, net	(161)	2,059
Net cash provided by operating activities	48,107	43,445

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments, net of proceeds from sales	(271)	(671)
Acquisition of businesses, net of cash acquired	– –	(27,873)
Proceeds from sale of Company-owned real estate	– –	2,910
Purchases of property, equipment and leasehold improvements	(15,300)	(7,090)
Net cash used in investing activities	(15,571)	(32,724)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(5,781)	(4,755)
Repurchase of common stock	(21,432)	(687)
Repayment of note	(2,210)	– –
Proceeds from employee stock plans	6,596	6,155
Income tax benefits from stock option exercises	2,602	1,825
Net cash (used in) provided by financing activities	(20,225)	2,538

Effect of exchange rate changes on cash and cash equivalents	282	232

Net increase in cash and cash equivalents	12,593	13,491

Cash and cash equivalents at beginning of period	126,549	59,457
Cash and cash equivalents at end of period	$139,142	$72,948
	=======	======

Supplementary Schedule to the Second Quarter Earnings Press Release for the Quarter Ended February 28, 2007

To aid an investor’s ability to make more precise interpretations of FactSet’s financial results, the supplementary schedule below summarizes revenues related to services that are not included in the calculation of FactSet’s subscription value. Although the impact individually and in the aggregate has been immaterial to FactSet’s results, this table might enhance an investor’s overall understanding of quarterly revenues.

Non-Subscription Revenues (1)
(In thousands and unaudited)

Last four quarters ending February 28,	Q2	Q1	Q4	Q3
2007	$ 2,585	$ 733	$ 1,704	$ 1,138
2006	620	463	791	886
$ Change	$ 1,965	$ 270	$ 913	$ 252
	======	=====	======	======

(1)   Revenues from workstations purchased for use by summer interns and for FactSet services that are not sold on a subscription basis are excluded from FactSet’s reported annual subscription value (“ASV”). The aforementioned amounts were included in FactSet’s reported revenues each quarter.